Exhibit 10.27

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ******.

Termination Agreement

This Termination Agreement (the “Agreement”) is made, entered into and executed on June 30, 2023 by and among:

Party A: Wuhan Lotus Technology Co., Ltd.

Registered address:	A504, No. 3 Building, No. 28 Chuanjiangchi 2nd Road, Wuhan
Economic and Technological Development Zone, Wuhan, China

Party B 1: Liu Bin

ID Card No. ******

Party B 2: Feng Qingfeng

ID Card No. ******

Party B 3: Li Shufu

ID Card No. ******

Party B 4: Li Donghui (with Party B 1, Party B 2 and Party B 3, collectively, “Party B” or the “Nominal Shareholders”)

ID Card No. ******

Party C: Wuhan Lotus E-Commerce Co., Ltd.

Registered address:	A311, No. 3 Building, No. 28 Chuanjiangchi 2nd Road, Wuhan
Economic and Technological Development Zone, Wuhan, China

(The above parties are hereinafter referred to as a “Party” individually and the “Parties” collectively)

Whereas:

1.	Either Party A or Party C is a limited liability company incorporated in the People’s Republic of China (“China”). Each person constituting Party B is a Chinese citizen with full capacity for civil conduct.

2.	As of the date of execution of the Agreement, Party B 1, Party B 2, Party B 3 and Party B 4 hold 33.3%, 27.8%, 22.2% and 16.7% of the equity of Party C respectively.

3.	Party A and Party C executed the Exclusive Consulting and Service Agreement (the “Service Agreement”) on March 8, 2022 Pursuant to the Service Agreement, Party C shall pay Party A the consulting and service fees for the exclusive consulting and services provided by Party A.

4.	Party A executed a Power of Attorney (the “Power of Attorney”) with each Nominal Shareholder on March 8, 2022. Pursuant to the Power of Attorney, the Nominal Shareholders authorize and appoint Party A to participate in the shareholders’ meeting of Party C and sign relevant resolutions of the shareholders’ meeting on behalf of them, and to exercise all shareholder rights that the Nominal Shareholders shall have in accordance with the laws and the articles of association of Party C.

5.	Party A, Party B and Party C executed an Exclusive Option Agreement on March 8, 2022 (the “Exclusive Option Agreement”, with the Service Agreement and the Power of Attorney, collectively, the “Master Agreements”), under which each Nominal Shareholder irrevocably grants Party A the right to purchase from the Nominal Shareholder at any time all or part of the equity held by the Nominal Shareholder in Party C in accordance with the provisions of the agreement; and Party C also irrevocably grants Party A the right to purchase from Party C at any time all or part of Party C’s assets in accordance with the provisions of the agreement.

6.	Party A and Party C respectively executed an Equity Pledge Agreement (the “Equity Pledge Agreement”) with each Nominal Shareholder on March 8, 2022, under which each Nominal Shareholder pledges all the equity held by the Nominal Shareholder in Party C as a pledge guarantee for Party C’s performance of the Service Agreement, and each Nominal Shareholder has completed the pledge registration procedures for the pledged equity of Party C with the competent market supervision and management authority; (the Service Agreement, the Power of Attorney, the Exclusive Option Agreement and the Equity Pledge Agreement, as well as other agreements, contracts or legal documents which are signed, executed or issued by one or more of the Parties from time to time to ensure the performance of the aforesaid agreements and which are signed or approved by Party A in writing, are hereinafter referred to as the “Control Agreements” collectively).

7.	The Parties agree to terminate all Control Agreements in accordance with the provisions of the Agreement.

THEREFORE, NOW, the Parties, upon consensus through negotiation, have agreed as follows:

Article 1          Termination of Control Agreements

1.1	The Parties hereby irrevocably agree and confirm that any and/or all Control Agreements shall be terminated and no longer have any effect since the effective date of the Agreement. With regard to the equity pledge as specified in the Equity Pledge Agreement in the Control Agreements, the Parties shall forthwith apply to the competent market supervision and management authority for the deregistration procedures for the release of the pledged equity, and complete the aforesaid procedures for the release of the pledge registration promptly after the effective date of the Agreement. To this end, the Parties concerned shall sign all necessary documents and take all necessary actions.

1.2	From the effective date of the Agreement, the Parties no longer have any and/or all rights under the Control Agreements, and no longer need to perform any and/or all obligations under the Control Agreements, but the rights and obligations that the Parties have actually exercised and performed shall be effective.

1.3	Except as otherwise specified in Paragraph 1.2 above, each Party hereto hereby irrevocably and unconditionally releases any and/or all disputes, claims, demands, rights, obligations, liabilities or actions of any kind or nature, directly or indirectly in connection with or arising from any and/or all the Controlling Agreements, that the Party has or may have against other Parties hereto in the past, present or future.

1.4	Without prejudice to the provisions of Paragraph 1.2 and the generality of Paragraph 1.3 above, from the effective date of the Agreement, each Party hereto hereby releases undertakings, debts, claims, demands, obligations and liabilities of any kind or nature, in connection with or arising from the Controlling Agreements, that the Party, its heirs, successors, assigns or executors have or may have against other Parties hereto, the current and former directors, officers, employees, legal advisors and agents of such other Parties, the affiliates of such persons, and their respective successors and assigns in the past, present or future, whether such claims or demands have been filed or not yet filed, known or unknown.

Article 2          Representations and Warranties

Each Party hereby represents and warrants as follows:

2.1	The Party has sufficient legal rights, powers and authority to execute the Agreement, and the execution of the Agreement is the expression of genuine intention of the Party;

2.2	The execution and performance of the Agreement does not constitute a breach of any constitutional documents, executed agreements to which the Party is a party or which is binding on the Party, or permits and licenses obtained by the Party, nor will it result in, the Party’s violation of, or a necessity for the Party to obtain, any judgments, rulings, decisions, orders or consents issued by any competent courts, government authorities or regulators;

2.3	The Party has obtained all consents, approvals and authorizations necessary to effectively enter into and execute the Agreement and to comply with and perform its obligations hereunder; and

2.4	Once executed, the Agreement constitutes a legal, valid, binding obligation upon it, and shall be enforceable against it in accordance with the terms of the Agreement.

Article 3          Liabilities for Default and Compensation

3.1	Any Party’s breach of, or failure to perform, its representations, warranties, undertakings, obligations or responsibilities in the Agreement, shall constitute a default.

3.2	If any Party is in default of the Agreement and causes the any other Parties to assume any expenses, responsibility or liabilities, or suffer any losses, the defaulting party shall compensate the non-defaulting party for any and all losses arising therefrom (including but not limited to interest paid or lost, and attorney fees, due to the default).

Article 4          Governing Laws and Settlement of Disputes

4.1	The performance, interpretation, construction and enforcement of the Agreement shall be governed by Chinese laws.

4.2	In the event of any dispute among the Parties regarding the interpretation, construction and performance of the terms of the Agreement, the Parties shall settle the dispute through negotiation in good faith. If the dispute cannot be settled by the Parties through negotiation, any Party may submit the dispute to the Wuhan Arbitration Commission for settlement by arbitration in accordance with its arbitration rules in effect at that time. The seat of arbitration shall be Wuhan, and the language used in the arbitration shall be Chinese. The arbitral award shall be final and binding on the Parties.

Article 5          Confidentiality

The Parties acknowledge and confirm that any and all oral or written information exchanged with one another regarding the Agreement is considered confidential information. Each Party shall treat in confidence all such information, and shall not disclose any such information to any third party without the written consent of other Parties, except for any information: (a) available or to be available to the public (other than disclosed to the public without permission by the party receiving the information); (b) required to be disclosed in accordance with applicable laws and regulations, stock exchange rules; or (c) disclosed by a Party to its legal or financial advisors necessary and requisite for the transactions contemplated herein, but such legal or financial advisors are also subject to a duty of confidentiality similar to this clause. If any Party’s personnel or retained agencies divulge or reveal the confidential information, it shall be deemed that the Party divulges or reveals such confidential information, and the Party shall be liable for default therefor in accordance with the Agreement.

Article 6          Supplementary Provisions

6.1	The Agreement shall take effect immediately after executed by the Parties (and their respective authorized representatives).

6.2	Amendments to the Agreement shall be subject to the consent of the Parties in writing. Amendment and supplementary agreements to the Agreement duly executed by the Parties constitute an integral part of the Agreement and shall have the same legal effect as the Agreement.

6.3	If any provision of the Agreement is invalid or unenforceable due to conflicts with relevant laws, such provision shall only be deemed invalid within the governance of relevant laws and shall not affect the legal effect of other provisions of the Agreement.

6.4	Unless otherwise specified in the Agreement, a Party’s failure to exercise or delay in exercising the rights, powers or privileges under the Agreement shall not be deemed to be a waiver of these rights, powers and privileges, and the single or partial exercise of these rights, powers and privileges does not preclude the exercise of any other rights, powers and privileges.

6.5	The Agreement may be executed in one or more counterparts, each of which shall constitute an enforceable original of the Agreement, and each of the originals shall have the same legal effect.

(The following is the execution page, without text)

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IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party A: Wuhan Lotus Technology Co., Ltd. (official seal)

Signed by:	/s/ Wuhan Lotus Technology Co., Ltd.

Name: Feng Qingfeng

Title: legal representative

Execution Page

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IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party B:

Lin Bin

Signature:	/s/ Liu Bin

Feng Qingfeng

Signature:	/s/ Feng Qingfeng

Li Shufu

Signature:	/s/ Li Shufu

Li Donghui

Signature:	/s/ Li Donghui

Execution Page

[There is no text on this page]

IN WITNESS WHEREOF, the Parties hereto have procured their respective legal representatives or authorized representatives to execute the Agreement on the date first written above.

Party C: Wuhan Lotus E-Commerce Co., Ltd. (official seal)

Signed by:	/s/ Wuhan Lotus E-Commerce Co., Ltd.

Name:

Title:

Execution Page